Exhibit 10.7

CONSENT AND TERMINATION AGREEMENT

This Consent and Termination Agreement is made as of December 29, 2007 by and among Manufacturers and Traders Trust Company (“Agent”), as Administrative Agent for the Lenders (“Lenders”) described in the Credit Agreement referenced below and Phoenix Footwear Group, Inc. (“Borrower”), and as sole Lender under the Credit Agreement.

WHEREAS, Borrower, the Agent, and the Lenders entered into an Amended and Restated Credit Facility Agreement as of November 13, 2006, as amended (the “Credit Agreement”, with defined terms therein being applicable hereto), pursuant to which the Lenders made certain credit accommodations to the Borrower and its wholly owned subsidiaries, including Revolving Credit Loans, the First Term Loan A, the First Term Loan B, and issuance of Letters of Credit, and

WHEREAS, Altama Delta Corporation, a Georgia corporation (“Altama”) and Altama Delta (Puerto Rico) Corporation, a Delaware corporation (“Altama PR”) each are wholly owned direct and indirect subsidiaries of Borrower, and

WHEREAS, the Borrower secured its obligations under the Credit Agreement with a pledge of its interests in the stock of its subsidiaries, including Altama and Altama PR, pursuant to a certain Pledge Agreement (the “Pledge Agreement”) dated as of November 13, 2006 made by the Borrower in favor of the Agent for the benefit of the Lenders, and

WHEREAS, in connection with receiving certain benefits related to the Credit Agreement, Altama and Altama PR guaranteed the obligations of the Borrower to the Lenders under the Credit Agreement pursuant to a certain Unlimited Guaranty and Indemnity Agreement (the “Guaranty”) dated as of November 13, 2006 and made in favor of the Agent for the benefit of the Lenders by the signatories thereto, including among others Altama and Altama, and

WHEREAS, Altama and Altama PR secured their respective obligations under the Guaranty with grants of security interests and liens in all of their respective assets pursuant to the following agreements (together with the Credit Agreement, the Pledge Agreement, and the Guaranty, collectively, the “Loan Documents”):

(a)	Amended and Restated General Security Agreement dated as of November 13, 2006 and made in favor of the Agent for the benefit of the Lenders by the signatories thereto, including among others Altama and Altama PR (the “2006 Security Agreement”),

(b)	Trademark Security Agreement dated June 29, 2005 made between Altama and Manufacturers and Traders Trust Company, recorded with the United States Patent and Trademark Office on December 23, 2005, reaffirmed by

Confirmation of Certain Security Documents made as of August 3, 2005 by Altama and others in favor of the Agent for the benefit of the Lenders, and further reaffirmed by Reaffirmation of Security Agreements in Trademarks dated November 13, 2006 made by Altama in favor of the Agent for the benefit of the Lenders, and Trademark Security Agreement dated June 29, 2005 made between Altama PR and Manufacturers and Traders Trust Company, reaffirmed by Confirmation of Certain Security Documents made as of August 3, 2005 by Altama PR and others in favor of the Agent for the benefit of the Lenders, and further reaffirmed by Reaffirmation of Security Agreements in Trademarks dated November 13, 2006 made by Altama PR in favor of the Agent for the benefit of the Lenders (collectively, the “Altama Trademark Agreement”);

(c)	Deed of Trust, Absolute Assignment of Leases, Security Agreement and Fixture Filing dated November 13, 2006 granted to M&T for certain lenders by Altama (the “Deed of Trust”); and

(d)	Assignment of Claims Under United States Government Contact dated July 10, 2006 (“Assignment of Contracts”).

WHEREAS, the Borrower and Tactical Holdings, Inc. (“Buyer”) have entered into a Stock Purchase Agreement dated as of December 29, 2007 (“Stock Purchase Agreement”) pursuant to which Buyer will purchase all of the stock of Altama from Borrower (the “Transaction”) in exchange for a $13,5000,000 Promissory Note and Pledge Security Agreement dated December 29, 2007 (“Note”) issued by Buyer, and

WHEREAS, as part of the Transaction, Altama will enter into a Guaranty (“Altama Guaranty”) dated December 29, 2007 in favor of Borrower pursuant to which Altama will guaranty payment of the Note, and

WHEREAS, as part of the Transaction, Altama and Altama PR will enter into a Security Agreement (“Altama Security Agreement”) dated December 29, 2007 in favor of Borrower to secure payment of the Guaranty and the Note, and

WHEREAS, GGC Administration, LLC and Golden Gate Private Equity, Inc. (collectively, “Golden Gate”) have made a Guaranty (“Golden Gate Guaranty”) in favor of Buyer dated December 29, 2007 pursuant to which Golden Gate has guaranteed payment of the Note and the initial payment due under the Transition Services Agreement (“Transition Services Agreement”) executed as part of the Transaction, and

WHEREAS, the Note, the Altama Guaranty, the Altama Security Agreement, and the Golden Gate Guaranty will be pledged and collaterally assigned by the Borrower to the Agent for the benefit of the Lenders,

WHEREAS, pursuant to and as required by the Credit Agreement, Borrower has requested that the Agent, for itself and on behalf of the Lenders consent to the Transaction, and

WHEREAS, in consideration of the application of net proceeds Note and payments under the Transition Services Agreement to the payment of certain obligations under the Credit Agreement as provided below, the Agent on behalf of the Lenders has agreed to (i) release the guarantee of Altama and Altama PR and the security interests and liens in the assets of Altama and Altama PR and (ii) terminate the obligations of Altama and Altama PR under and in connection with the Credit Agreement and other Loan Documents, subject to the terms of this agreement, upon delivery to Buyer and Agent of the executed Confirmation of Security Agreement made by Buyer in favor of Agent (the “Confirmation”),

NOW THEREFORE, the Agent, for itself and on behalf of the Lenders, and the Borrower hereby agree as follows:

1. Attached hereto as Exhibits A, B, C, D, E and F are the forms of Stock Purchase Agreement, Note, Golden Gate Guaranty, Altama Guaranty, Altama Security Agreement, and Transition Services Agreement (collectively, the “Transaction Documents”). The Agent for itself and the Lenders hereby irrevocably consents to the Transaction as contemplated by the Transaction Documents. This consent is expressly conditioned upon the executed Transaction Documents being in all material respects in the form attached hereto as exhibits and the Transaction being closed on or before December 31, 2007. Except as expressly provided herein, the Credit Agreement and the Loan Documents remain in full force and effect with respect to the parties party thereto other than Altama and Altama PR and their assets, no amendments or waivers are implied hereby, and all rights and remedies of the Agent and Lenders related thereto shall remain in full force and effect.

2. The Borrower hereby irrevocably authorizes and directs (i) the Buyer to wire transfer all principal and interest paid with respect to the Note to the Borrower’s operating account held by the Agent, and (ii) the Agent to debit the Borrower’s account with the Agent for the net proceeds of the Note upon receipt thereof. No prepayment penalty or premium shall be due in connection therewith. The Borrower will provide telephonic notice of the payment of the Note to the Agent on the date of payment.

3. Upon delivery of the executed Confirmation, the executed Transaction Documents, and the certificates for the capital stock of Altama Delta Corporation pledged pursuant to the terms of the Note with stock powers attached, and without any further action on the part of any party: (a) the 2006 Security Agreement shall be terminated as it relates to Altama and Altama PR and their respective assets, and otherwise shall remain in full force and effect as to all parties; (b) the Altama Trademark Agreement shall be terminated;(c) the Pledge Agreement shall be terminated as it relates to the capital stock of Altama and Altama PR, and otherwise shall remain in full force and effect as to all other capital stock pledged thereunder; (d) the Guaranty shall be terminated as it relates to Altama and

Altama PR and otherwise remain in full force and effect as to all parties thereto except for Royal, (e) the Deed of Trust shall be terminated and Agent shall execute and deliver to Buyer for recording a discharge of the Deed of Trust, and (f) the Assignment of Contracts shall be terminated.

4. The Agent, at the expense of Borrower, shall take such further actions, and execute and deliver such further documents and agreements, as may be reasonably necessary and requested by the Borrower and Buyer in order to carry out the expressed intentions of this Termination Agreement, including but not limited (i) to filing applicable UCC termination statements (provided that Buyer, Borrower and/or any other person designated thereby are hereby authorized by Agent to file any such UCC termination statements) and (ii) immediatley releasing all possessory collateral.

5 This Termination Agreement shall be governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law of such State.

6. The Agent makes no representation or warranty of any kind or nature regarding the guaranties, security interests, pledges, or assets referenced herein. The Agent represents and warrants that it is the sole Lender under the Credit Agreement.

7. This Termination Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Agent, Lenders, and Borrower. This Termination Agreement may not be amended or modified without the written consent of the Agent and Borrower.

8. This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Agent has caused this Termination Agreement to be executed by its duly authorized officer as of the date first above written.

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MANUFACTURERS AND TRADERS TRUST COMPANY, AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF THE LENDERS

By:	/s/ Philip M. Smith
Philip M. Smith
Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, AS SOLE LENDERS

By:	/s/ Philip M. Smith
Philip M. Smith
Senior Vice President

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ James R. Riedman
James R. Riedman
Chairman

EXHIBIT A

STOCK PURCHASE AGREEMENT

EXHIBIT B

PROMISSORY NOTE

EXHIBIT C

GOLDEN GATE GUARANTY

EXHIBIT D

ALTAMA GUARANTY

EXHIBIT E

ALTAMA SECURITY AGREEMENT

EXHIBIT F

TRANSITION SERVICES AGREEMENT